                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                             CRYSTAL US SUB 3 CORP.

          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General
Corporation Law of the State of Delaware, hereby certifies that:

          1. The name of the Corporation is Crystal US Sub 3 Corp. (the
"Corporation").

          2. The registered office in the State of Delaware is the Corporation
Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New
Castle County, Delaware 19801. The name of its registered agent at such address is the Corporation Trust Company.

          3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware.

          4. The total number of shares of stock that the Corporation is authorized to issue is 100 shares of Common Stock, par value $0.01 each.

          5. The name and address of the incorporator is Christopher J. James,
425 Lexington Avenue, New York, New York 10017.

          6. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation, acting by majority vote of a quorum of the board of directors, may alter, amend or repeal the By-laws of the
Corporation.

          7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          8. Except as otherwise provided by the General Corporation Law of the
State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
Any repeal or modification of this Article Eight by the stockholders of the
Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

          9. Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors need not be by written ballot.

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          IN WITNESS WHEREOF THE UNDERSIGNED, being the incorporator for the purpose of forming a corporation pursuant to the General Corporation Law of the
State of Delaware, has signed this Certificate of Incorporation on September 16,
2004.

                                        /s/ Christopher J. James
                                        ----------------------------------------
                                        Christopher J. James
                                        Sole Incorporator

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